Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment #3 to Registration Statement on Form S-4 of New Starship Parent Inc. of our report dated March 26, 2021 relating to the financial statements of Payoneer Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 25, 2021	Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited